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                                                                    EXHIBIT 10.7
                                                                    ------------

                             EMPLOYMENT AGREEMENT
                             --------------------


  EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of this ____ day of October, 1998, by and between MILLENNIUM SPORTS MANAGEMENT, INC., a New Jersey corporation having offices at 94 Championship Place, U.S. Highway 206 and County Route 565, P.O. Box 117, Augusta, New Jersey 07822-0117 (the "Company"), and ROBERT H. STOFFEL, JR., an individual residing at 18 Valley Way, Mendham, New Jersey 07945 (the "Employee");


                             W I T N E S S E T H :
                             - - - - - - - - - -


  WHEREAS, the Company is engaged in the business of operating a regional sports entertainment and recreation center, including a 4,300 seat baseball stadium, indoor recreation center, sporting goods store, and related facilities; and

  WHEREAS, the Employee has heretofore been, and is currently, employed and serving as a Vice President and the Chief Financial Officer of the Company pursuant to an employment agreement which is due to expire on October 31, 1998; and

  WHEREAS, to promote the ongoing business of the Company, the Company desires to assure itself of the continued right to the Employee's services on the terms and conditions of this Agreement; and

  WHEREAS, the Employee is willing and able to render his services to the Company on the terms and conditions of this Agreement;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.    Nature of Employment.
      --------------------

      (a) Subject to the terms and conditions of this Agreement, the Company shall, throughout the term of this Agreement, retain the Employee, and the Employee shall render services to the Company, in the capacity and with the title of Vice President and Chief Financial Officer of the Company. In such capacity, the Employee shall have and exercise responsibility for (i) overseeing all financial and accounting matters relating to the Company and its business and operations, (ii) participating in corporate planning and development strategy for the Company, (iii) advising on and participating and assisting in corporate finance and shareholder relations matters relating to the Company, and
(iv) such additional duties as may be assigned to the Employee from time to time by the President of the Company and/or by the Board o f
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Directors of the Company (the "Board"). The Employee may be given additional titles and related responsibilities (including, without limitation, as Secretary of the Company) as determined by the Board, and the Employee shall perform such duties and responsibilities without requirement of additional compensation.

      (b) Throughout the period of his employment hereunder, the Employee shall:
(i) devote his full business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties and responsibilities hereunder on behalf of the Company; (ii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board, including but not limited to the standard policies and procedures of the Company as in effect from time to time; and (iii) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities; provided,
                                                                     --------
however, that the Employee shall not be assigned to regular duties that would
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reasonably require him to relocate his permanent residence from that first set forth above.

      (c) Anything contained in paragraph 2(b) above to the contrary notwithstanding, the Employee may (i) devote portions of this personal time to community and charitable activities, so long as same does not interfere with the performance of the Employee's duties and responsibilities hereunder, and (ii) make passive investments of his personal funds (including, without limitation, in securities of publicly traded entities), so long as such investments do not otherwise constitute or entail a violation of paragraph 6 below.

2.    Term of Employment.
      ------------------

      (a) Subject to prior termination in accordance with paragraph 2(b) below, the term of this Agreement and the Employee's employment hereunder shall commence on November 1, 1998 and shall continue through and including December 31, 1999, and shall thereafter automatically renew for additional terms of one
(1) year each unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any term (in which event this Agreement shall terminate effective as of the close of such term).

      (b)  This Agreement:

           (i) may be terminated upon mutual written agreement of the Company and the Employee;

           (ii) may be terminated at the option of the Employee, upon fourteen
(14) days' prior written notice to the Company, in the event that the Company shall (A) fail to make any payment to the Employee required to be made under the terms of this Agreement within thirty (30) days after payment is due, (B) fail to perform any other material covenant or agreement to be performed by it hereunder or take any action prohibited by this Agreement, and fail to cure or remedy same within thirty (30) days after written notice thereof to the Company, or (C) for any reason discontinue substantially all of its business operations for any period in excess of six (6) consecutive months;

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           (iii)  may be terminated at the option of the Company, upon written notice to the Employee, "for cause" (as hereinafter defined);

           (iv) may be terminated at the option of the Company in the event of the "permanent disability" (as hereinafter defined) of the Employee; or

           (v) shall automatically terminate, without requirement of any notice, upon the death of the Employee.

      (c)  As used herein, the term "for cause" shall mean and be limited to:
(i) any willful and material breach of this Agreement (including, without limitation, the covenants contained in paragraph 6 below) by the Employee which in any case is not fully corrected within thirty (30) days after written notice of same from the Company to the Employee; (ii) gross neglect by the Employee of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Employee in connection with the performance of his duties and responsibilities hereunder; (iv) the Employee being legally intoxicated during business hours or while on call, or being habitually drunk or addicted to drugs (provided that this shall not restrict the Employee from taking physician-prescribed medication in accordance with the applicable prescription); (v) the commission by the Employee of any felony or crime of moral turpitude, the making by the Employee of any material written or verbal statements which are intentionally disparaging to or derogatory of the Company, or any other action by the Employee which may materially impair or damage the reputation of the Company; or (vi) habitual breach by the Employee of any of the material provisions of this Agreement (regardless of any prior cure thereof).

      (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents the Employee from continuing the performance of his normal duties and responsibilities hereunder for a period in excess of six (6) consecutive months. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Employee) shall be conclusive.

      (e) Upon any termination of this Agreement as hereinabove provided, the Employee (or his estate or legal representatives, as the case may be) shall be entitled to receive any and all unpaid Base Salary appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), any other amounts then due and payable to the Employee hereunder, and any bonus (prorated, if applicable) thereafter payable pursuant to paragraph 3(b) below. All such payments shall be made on the next applicable payment date therefor (as provided in paragraph 3 below) following the effective date of termination. Such payments shall constitute all amounts to which the Employee shall be entitled hereunder upon termination of this Agreement.

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3.    Compensation and Benefits.
      -------------------------

      (a)  Base Salary.  As compensation for his services to be rendered
           -----------
hereunder, the Company shall pay to the Employee a base salary at the rate of Seventy-Eight Thousand ($78,000) Dollars per annum (the "Base Salary"), which shall be payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time, and shall be subject to withholding and deduction for federal, state and local taxes, unemployment insurance, social security and other legally required withholdings. At the sole and absolute discretion of the Board, such Base Salary may be reviewed and upwardly adjusted at any time and from time to time.

      (b)  Bonus Plan. Within a reasonable time after the date hereof, the
           ----------
Company (acting through or with the approval of the Board) shall establish a bonus plan for the benefit of its management and/or directors, on such terms and conditions as the Board may approve in its discretion; provided, however, that
                                                       --------  -------
any and all payments under such plan shall be subject to, and shall only be payable out of, any positive cash flow from operations in the Company's fiscal year ending December 31, 1999. Nothing herein contained shall be deemed to guarantee or assure that any payments will be made to the Employee under such plan, except that, unless this Agreement is terminated "for cause," the Employee shall be entitled to receive, if, as, when and to the extent that any payment under such plan is made to the President of the Company, an amount equal to such payment made to the President of the Company. Any such payment to the Employee shall be made regardless of any expiration or termination of this Agreement, provided that (i) no payment shall be required if this Agreement is terminated "for cause," and (ii) if this Agreement is otherwise terminated prior to expiration, any such payment shall be prorated based on the number of days in calendar 1998 that the Employee was employed hereunder.

      (c)  Fringe Benefits.  The Company shall also make available to the
           ---------------
Employee, throughout the period of his employment hereunder, such benefits and perquisites as are generally provided by the Company to its executive employees, including but not limited to eligibility for participation in any group insurance plan, pension plan, profit-sharing plan, retirement savings plan, 401(k) plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its executive employees; provided, however, that nothing herein contained shall be
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deemed to require the Company to adopt or maintain any particular plan or policy.

      (d)  Expenses.  Throughout the period of the Employee's employment
           --------
hereunder, the Company shall also reimburse the Employee, upon presentment by the Employee to the Company of appropriate records, receipts and vouchers therefor, for any reasonable out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that no reimbursement shall be required to be made
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for any expense which is not properly deductible (in whole or in part) by the
Company for income tax purposes, or for any expense item which has not previously been approved if and to the extent required in accordance with the Company's standard policies and procedures in effect from time to time.

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4.    Vacation, etc.
      --------------

      (a) The Employee shall be entitled to take, from time to time, up to three (3) weeks of paid vacation per year, to be taken at such times as shall be mutually convenient to the Employee and the Company, and so as not to interfere unduly with the conduct of the business of the Company.

      (b) The Employee shall further be entitled to paid holidays, personal days and sick days in accordance with the Company's standard policies and procedures in effect from time to time.

5.    Company Property.
      ----------------

      (a) The Employee hereby acknowledges and confirms that all ideas and other developments or improvements conceived by the Employee, whether alone or with others, during the period of his employment hereunder (whether or not during working hours), that are within the scope of the Company's business operations or that relate to any business of any type conducted or proposed to be conducted by the Company, constitute the exclusive property of the Company. The Employee shall assist the Company as required in order to establish, confirm and evidence the Company's ownership of such ideas, developments and improvements, and shall execute and deliver any and all such agreements, instruments and other documents as may be necessary or appropriate in connection therewith.

      (b) Upon termination of this Agreement under any circumstances, and otherwise upon request of the Company, the Employee shall immediately return all property of the Company utilized by the Employee in rendering services hereunder, to the extent in the Employee's possession or under his control.

6.    Restrictive Covenants.
      ---------------------

      (a) The Employee hereby acknowledges and agrees that (i) the business contacts, customers, suppliers, know-how, trade secrets, marketing techniques, promotional methods and other aspects of the business of the Company have been and are of value to the Company, and have provided and will hereafter provide the Company with substantial competitive advantage in the operation of its business, and (ii) by reason of his employment with the Company, he will have detailed knowledge and will possess confidential information concerning the business and operations of the Company. The Employee hereby further acknowledges that his business skills are not uniquely suited to businesses of the type conducted by the Company, and that, if required, he could readily adapt and utilize such skills in one or more other types of businesses.

      (b) The Employee shall not, directly or indirectly, for himself or through or on behalf of any other person or entity:

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           (i)  at any time, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, customer or supplier lists, know-how, trade secrets, marketing techniques, promotional methods, contracts or other confidential or proprietary information of the Company of whatever nature, whether now existing or hereafter created or developed (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (A) it is a matter of common knowledge or public record, (B) it is generally known in the industry, or (C) the Employee can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or non-disclosure agreement); and/or

           (ii) at any time during the period from the date hereof through and including the date of the termination of the Employee's employment with the Company, and for an additional period of one (1) year thereafter, (A) invest, carry on, engage or become involved, either as an employee, agent, advisor, officer, director, stockholder (excluding passive ownership of not more than 5% of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility), manager, partner, joint venturer, participant or consultant, in any business enterprise (other than the Company and/or its affiliates, successors or assigns) which is located or operating in Sussex County, New Jersey and/or any county contiguous thereto, and derives any material revenues from any type of sports-related business engaged in by the Company or any of its affiliates at the time that the Employee proposes to become involved in such other business enterprise, and/or (B) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the Company's relationship with any of its employees; provided, however, that the restrictions pursuant to clause (A) of
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this paragraph 6(b)(ii) shall not thereafter be applicable in the event that, and from and after such time as, (x) the Company terminates the Employee's employment other than "for cause," or (y) this Agreement is terminated by reason of any election by the Company not to renew this Agreement in accordance with paragraph 2(a) above.

      (c) The Employee and the Company hereby acknowledge and agree that any breach by the Employee, directly or indirectly, of the foregoing restrictive covenants will cause the Company irreparable injury for which there is no adequate remedy at law. Accordingly, the Employee expressly agrees that, in the event of any such breach or any threatened breach hereunder by the Employee, directly or indirectly, the Company shall be entitled, in addition to any and all other remedies available, to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin a breach under the provisions of this paragraph 6.

      (d) In the event of any dispute under or arising out of this paragraph 6, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages and/or other relief that may be awarded, its reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

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7.    Non-Assignability.
      -----------------

      In light of the unique personal services to be performed by the Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by the Employee of this Agreement or any of his duties, responsibilities or obligations hereunder shall be void.

8.    Notices.
      -------

      Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally, (b) one (1) day after being deposited for overnight delivery with a recognized overnight delivery service, with all charges prepaid or billed to the account of the sender and properly addressed as hereinafter provided, or (c) three (3) days after being mailed by postpaid certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; provided, however, that any
                                                    --------  -------
notice of change of address shall not be effective until its receipt by the party to be charged therewith. Copies of any notices or other communications to the Company shall simultaneously be sent by first class mail to Greenberg Traurig, 200 Park Avenue, New York, New York 10166, Attention: Shahe Sinanian, Esq.

9.    General.
      -------

      (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

      (b) Neither this Agreement nor any rights or obligations hereunder may be assigned (other than by the Company by operation of law) by either party without the express prior written consent of the other party.

      (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

      (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of New Jersey.

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      (e)  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

      (f) This Agreement may be executed in counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

      (g) Except for any legal or judicial proceeding which may be brought for injunctive and/or any other equitable relief as contemplated by paragraph 6(c) above, any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration before one or more arbitrators designated by the American Arbitration Association in New Jersey. The award of such arbitrator(s) may be enforced in any court of competent jurisdiction. The prevailing party in any action or proceeding hereunder shall be entitled to an award for its costs and reasonable attorneys' fees in connection with such action or proceeding, and the arbitrator(s) in any arbitration hereunder shall be empowered and directed to make such an award in his, her or their discretion.

      (h) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

      (i) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

      (j) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                        MILLENNIUM SPORTS MANAGEMENT, INC.


                                        By:  /s/ Barry M. Levine
                                             -------------------
                                             Barry M. Levine, President


                                        /s/ Robert H. Stoffel, Jr.
                                        -------------------------------
                                        Robert H. Stoffel, Jr.



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